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                                                                       Exhibit 9

                        [Shearman & Sterling Letterhead]



                                February 3, 2003

Mercury Funds, Inc.
P.O. Box 9011
Princeton, NJ 08543-9011

Ladies and Gentlemen:

                  Mercury Funds, Inc. (the "Corporation") is authorized to issue and sell 11,400,000,000 shares of common stock (the "Shares"), par value $.0001 per share, of which 500,000,000 Shares are designated as Shares of the Mercury U.S. Small Cap Growth Fund series, 500,000,000 Shares are designated as Shares of the Merrill Lynch Pan-European Growth Fund series, 500,000,000 Shares are designated as Shares of the Merrill Lynch International Fund series, and 500,000,000 Shares are designated as Shares of the Merrill Lynch Global Balanced Fund series (each of these series are collectively referred to herein as the "Funds"), in the manner and on the terms set forth in the respective Fund's current Registration Statement on Form N-1A, filed with the Securities and Exchange Commission (the "Registration Statement") together with this opinion as an exhibit thereto.

                  The File Numbers for the Registration Statement for each series of the Corporation are as follows:

                           Series                          File Numbers
                           ------                          ------------
         Mercury U.S. Small Cap Growth Fund          333-85731 and 811-08797
         Merrill Lynch Pan-European Growth Fund      333-56205 and 811-08797
         Merrill Lynch International Fund            333-56203 and 811-08797
         Merrill Lynch Global Balanced Fund          333-72239 and 811-08797

                  We have, as counsel, participated in certain proceedings relating to the Corporation and to the Shares. We have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Corporation's Articles of Incorporation, as amended to date, and its By-Laws, as amended and restated and as currently in effect, and other documents relating to its organization and operation as we have deemed necessary and appropriate as a basis for this opinion. We have assumed the authenticity of all instruments and documents, and the conformity to original documents of all instruments and documents submitted to us as certified, conformed or photostatic copies. In addition, we have received a certificate dated January 31,

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Mercury Funds, Inc.
February 3, 2003
Page 2


2003, of the Maryland State Department of Assessments and Taxation (the "Certificate") that the Corporation is in good standing under the laws of the State of Maryland.

                  Our opinion in paragraph 1 with regard to the valid existence of the Corporation in the State of Maryland, its state of incorporation, is based solely upon the Certificate.

                  Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that:

                  1. The Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland.

                  2. The Corporation is authorized to issue up to 11 billion 400 million (11,400,000,000) Shares, of which 500,000,000 Shares are designated as Shares of the Mercury U.S. Small Cap Growth Fund series, 500,000,000 Shares are designated as Shares of the Merrill Lynch Pan-European Growth Fund series, 500,000,000 Shares are designated as Shares of the Merrill Lynch International Fund series, and 500,000,000 Shares are designated as Shares of the Merrill Lynch Global Balanced Fund series. Under Maryland law, (a) the number of Shares may be increased or decreased by action of the Board of Directors, and (b) the Shares that are issued and subsequently redeemed by the Corporation are, by virtue of such redemption, restored to the status of authorized and unissued Shares.

                  3. Subject to the continuing effectiveness of the Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Corporation under the laws of the State of Maryland, upon the issuance of the Shares for a consideration not less than the par value thereof as required by the laws of the State of Maryland, and for the net asset value thereof as required by the Investment Company Act of 1940, as amended, and in accordance with the terms of the Registration Statement, such Shares will be legally issued and outstanding and fully paid and non-assessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

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Mercury Funds, Inc.
February 3, 2003
Page 3



                  We are members of the Bar of the State of New York. The opinions expressed herein are based solely on our review of the Maryland General Corporation Law, and, where applicable, published cases, rules or regulations relating thereto.

                                                            Very truly yours,

                                                        /s/ Shearman & Sterling

                                                            SHEARMAN & STERLING